SUB-INVESTMENT ADVISORY AGREEMENT

THE DREYFUS CORPORATION
200 Park Avenue
New York, New York  10166

March 20, 2014

Perella Weinberg Partners Capital Management LP
767 Fifth Avenue
New York, New York  10153

Ladies and Gentlemen:

Dreyfus BNY Mellon Funds, Inc. (the "Company") desires to employ the capital of one of its series, Dreyfus Select Managers Long/Short Equity Fund (the "Fund"), by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in the Fund's Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Company's Board.  The Company employs The Dreyfus Corporation (the "Adviser") to act as the Fund's investment adviser pursuant to a written agreement (the "Management Agreement"), a copy of which has been furnished to you.  The Adviser is authorized to and desires to retain you to act as the Fund's sub-investment adviser with respect to that portion of the Fund's assets which may be assigned to you from time to time (the "sub-advised assets").  You hereby agree to accept such retention, to render the services and to assume the obligations set forth herein with respect to the sub-advised assets for the compensation provided herein.

In connection with your serving as sub-investment adviser to the Fund with respect to the sub-advised assets, it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of your services under this Agreement.  The compensation of such person or persons shall be paid by you and no such compensation obligation may be incurred on the Company's behalf in any such respect.

Subject to the supervision and approval of the Adviser and the Company's Board, you will provide discretionary investment management services for the sub-advised assets.  Your duties and responsibilities hereunder shall pertain only to the sub-advised assets.  You will provide investment management services with respect to the sub-advised assets subject to and in accordance with (i) the Fund's investment objective, policies and limitations as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect, or in any supplements thereto, and furnished to you; (ii) any applicable procedures or policies adopted or approved by the Adviser or the Company's Board with respect to the Fund as from time to time in effect and furnished in writing to you; (iii) the requirements applicable to registered investment companies under applicable laws, including without limitation the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder, and the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the rules and regulations thereunder applicable to qualification as a "regulated investment company"; and (iv) written instructions which the Adviser or the Company's Board may issue to you from time to time; provided, however, that you shall not be bound by any instruction, update, modification or amendment of such documents or other policies of the Fund, the Company or the Adviser unless and until you have been given advance notice thereof and have been provided with a copy of such instruction, update, modification or amendment.  With respect to the sub-advised assets, you will obtain and provide investment research and conduct a continuous program of investment, including, but not limited to, providing the supervision, evaluation and, if appropriate, sale and reinvestment of the sub-advised assets, including the placing of portfolio transactions for execution either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant, counterparty or others.

You agree that, in placing orders for the sub-advised assets with brokers and dealers, and counterparties you select, you will attempt to obtain the best net result in terms of price and execution.  Consistent with this obligation and in accordance with applicable securities laws, you, in your discretion, may purchase and sell portfolio securities from and to brokers and dealers who provide you with research, analysis, advice and similar services.  You may pay to brokers and dealers from the sub-advised assets, in return for such research and analysis, a higher commission than may be charged by other brokers and dealers, subject to your good faith determination that such commission is reasonable in terms either of the particular transaction or of your overall responsibility to the Fund, the Company and your other clients and that the total commissions paid with respect to the sub-advised assets will be, in your judgment, reasonable in relation to the benefits to the Fund with respect to the sub-advised assets over the long term and, if applicable, subject to compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended.  Such authorization is subject to termination at any time, upon notification to you, by the Company's Board for any reason.

You are authorized to allocate agency purchase and sale orders for portfolio securities of the sub-advised assets to brokers that are affiliated with you, the Adviser, the Fund's principal underwriter or other sub-advisers to the Fund if you believe that the quality of the transaction and the commission are comparable to what they would be with other qualified firms, and provided that the transactions are consistent with the Company's Rule 17e-1 procedures that have been provided to you.  In no instance may portfolio securities of the sub-advised assets be purchased from or sold on a principal basis (including riskless principal) to you, your clients, the Adviser, any other sub-adviser to the Fund, the Fund's principal underwriter or any person affiliated with you, the Adviser, any other sub-adviser to the Fund, the Fund's principal underwriter or the Fund, except in accordance with the applicable securities laws and the rules and regulations thereunder, including Rules 17a-7 and 17a-10 under the Investment Company Act, and any exemptive order then currently in effect.  The Adviser will periodically provide you with a list of the affiliates of the Adviser, the Fund the Fund's principal underwriter and the Fund's other sub-advisers to which investment restrictions apply, and will specifically identify in writing (x) all publicly traded companies in which the sub-advised assets may not be invested, together with ticker symbols for all such companies, and (y) any affiliated brokers, dealers, trading platforms and futures commission merchants ("FCMs") and any restrictions that apply to the use of those brokers, dealers, trading platforms or FCMs  by you with respect to the sub-advised assets.  The Adviser shall be responsible for keeping the list of its affiliated brokers, dealers, trading platforms and FCMs current and promptly notifying you of any additions, deletions or modifications.

You shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser, the Company or the Fund in any way or otherwise be deemed an agent of the Adviser, the Company or the Fund, and nothing in this Agreement shall be construed as making the Adviser, the Company or the Fund a partner or co-venturer with you or any of your affiliates.  Your authority to act for or represent the Fund is expressly provided and authorized herein, and for these limited purposes, you are authorized to act as the Fund's agent.  You shall utilize counterparties for brokerage, futures and options clearing, ISDA purposes and trade execution under agreements set up in the name of the Fund with respect to the sub-advised assets.

In connection with collateral and margin requirements and short sale proceeds associated with transactions you effect with respect to the sub-advised assets, the Adviser shall be responsible for moving sub-advised assets into and out of any tri-party special custody accounts established by the Fund.  The Adviser is responsible for establishing such tri-party special custody accounts.  In addition, the Adviser will establish agreements with FCMs and be responsible for posting margin in compliance with Rule 17f-6 under the Investment Company Act.  The Company or the Adviser is responsible for the calculation of asset coverage and segregating liquid assets on the Fund's books for purposes of compliance with Section 18 of the Investment Company Act and the guidance and interpretation of the staff of the Securities and Exchange Commission (the "SEC").  Notwithstanding the foregoing, you shall be responsible for managing the sub-advised assets in a manner that complies with Section 18 of the Investment Company Act.

Proxies of companies whose shares are part of the sub-advised assets shall be voted by the Adviser as described in the Fund's Prospectus and Statement of Additional Information, and you shall not be required to assume any responsibility for the voting of such proxies without your prior consent.  You are authorized and agree to act on behalf of the Fund with respect to any reorganizations, exchange offers and other voluntary corporate actions in connection with securities held in the sub-advised assets in such manner as you deem advisable, unless the Fund or the Adviser otherwise specifically directs in writing.  You shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping or custody of the Fund's assets, including the sub-advised assets.

You will furnish to the Adviser or the Company such information, with respect to the sub-advised assets, as the Adviser or the Company may reasonably request.  The Company and the Adviser wish to be informed of important developments that you believe materially affect the sub-advised assets and shall expect you, on your own initiative, to furnish to the Company or the Adviser from time to time such information as you may reasonably believe appropriate for this purpose.  In connection therewith, you will notify the Adviser if you become aware of any securities litigation class actions or settlements affecting the investments which the Fund may hold or may have held in the sub-advised assets.  Upon reasonable request, you will make available your officers and employees to meet with the Company's Board and/or the Adviser to review the sub-advised assets.

You will maintain all required books and records with respect to the securities transactions effected by you for the sub-advised assets in accordance with all applicable laws, and in compliance with the requirements of the rules under Section 31 of the Investment Company Act, and will furnish the Company's Board and the Adviser with such periodic and special reports as the Company's Board or the Adviser reasonably may request.  You hereby agree that all such records are the property of the Company and that you will surrender promptly to the Company such records upon request by the Company, provided that you shall have reasonable opportunity to create and maintain copies of applicable records.  In addition, you further agree that all such records shall be available for inspection and use by the SEC, the Fund, the Adviser or any person retained by the Fund at all reasonable times.  It is understood that the portfolio performance for the sub-advised assets managed by you may be referenced by you as part of your composite information and track record, provided the Fund is not specifically identified by name.

The Adviser and you each agree to comply with applicable laws, rules and regulations, including the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and the Investment Company Act.  You will promptly notify the Company's Chief Compliance Officer (a) in the event the SEC or other governmental authority has censured you, placed limitations upon your activities, functions or operations, suspended or revoked your registration, as an investment adviser, or has commenced proceedings or an investigation that may result in any of these actions; or (b) upon becoming aware of any material fact relating to you that is not contained in the Fund's Prospectus or Statement of Additional Information, and is required to be stated therein or necessary to make the statements therein not misleading, or of any statement contained therein that becomes untrue in any material respect.  The Adviser shall furnish you with copies of the Fund's Prospectuses, Statements of Additional Information and any supplements thereto, and you will be provided the opportunity to review and approve any description of you or your services in connection with this Agreement set forth in such documents and in any other documents intended for public distribution to the extent the description therein deviates materially from the description in the Fund's Prospectuses, Statements of Additional Information and any supplements thereto; provided, however, that any such approval will not be unreasonably delayed by you.

Upon request, and in accordance with the scope of your obligations and responsibilities contained in this Agreement, you will provide reasonable assistance to the Company in connection with the Fund's compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, and Rule 38a-1 under the Investment Company Act.  Such reasonable assistance may include, but not be limited to, (i) providing the Company's Chief Compliance Officer, upon periodic, request with copies of your compliance policies and procedures that relate to the sub-advised assets; (ii) certifying periodically, upon the request of the Company's Chief Compliance Officer, that, with respect to the sub-advised assets, to your knowledge (a) you have developed and effectively implemented a compliance program consisting of policies and procedures reasonably designed to prevent, detect and correct violations of the Federal Securities Laws, as defined in Rule 38a-1 under the Investment Company Act, (b) you were in compliance in all material respects with such compliance policies and procedures and Rule 206(4)-7 under the Investment Advisers Act, (c) any material changes, as you in your reasonable discretion determine, made to your written compliance policies and procedures during the reporting period have been brought to the attention of the Company's Chief Compliance Officer, (d) each material compliance matter relating to the sub-advised assets that occurred during the reporting period has been brought to the attention of Company's Chief Compliance Officer, (e) you have complied with the investment objective, policies and restrictions applicable to the sub-advised assets set forth in the current Prospectus and Statement of Additional Information of the Fund that has been provided to you; (iii) cooperating with the Company's Chief Compliance Officer's evaluation of the effectiveness of your compliance controls; (iv) providing the Company's Chief Compliance Officer, upon reasonable request, with direct access to your compliance personnel; (v) providing the Company's Chief Compliance Officer with periodic reports as the Company's Chief Compliance Officer and you mutually agree to; and (vi) promptly providing the Company's Chief Compliance Officer with special reports in the event of material compliance violations by you with respect to the sub-advised assets.  Upon request, you will provide to the Company sub-certifications regarding the sub-advised assets, in a form satisfactory to the Company, to be relied upon by the Company's officers certifying the Company's periodic reports on Form N-CSR pursuant to Rule 30a-2 under the Investment Company Act.

In consideration of services rendered pursuant to this Agreement, the Adviser will pay you on the first business day of each month, a fee at the annual rate set forth on Schedule 1 hereto.  If the Adviser waives all or a portion of the management fee it is entitled to receive from the Fund, the fee payable to you pursuant to this Agreement may be reduced as you and the Adviser mutually agree.  The fee for the period from the effective date of this Agreement to the end of the month thereof shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable within 10 business days of the date of termination of this Agreement.  For the purpose of determining fees payable to you, the value of the Fund's net sub-advised assets shall be computed in the manner specified in the Fund's then-current Prospectus and Statement of Additional Information for the computation of the value of the Fund's net assets.

Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information.  You agree to notify the Adviser on any day that you reasonably determine that a significant event has occurred with respect to one or more securities held in the sub-advised assets that you believe would materially affect the value of such securities (provided that you are not responsible for providing information based on valuations provided by third party services which value securities based upon changes in one or more broad-based indices).  You are not responsible for pricing or fair valuing assets held by the Fund.  However, at the request of the Adviser or the Company's Valuation Committee, you agree to provide additional information to assist the Adviser, the Company's Valuation Committee and the Fund's pricing agents in valuing the sub-advised assets, including in connection with fair value pricing of sub-advised assets.

You will bear all your expenses in connection with the performance of your services under this Agreement.  All other expenses to be incurred in the operation of the Fund (other than those borne by the Adviser) will be borne by the Fund, except to the extent specifically assumed by you.  The expenses to be borne by the Fund include, without limitation, the following:  organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not the Adviser's or your officers, directors or employees or holders of 5% or more of the outstanding voting securities of you or the Adviser or any affiliate of you or the Adviser, SEC fees, state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

The Adviser understands that in entering into this Agreement you have relied upon the inducements made by the Company to you under the Management Agreement.  The Adviser also understands that you now act, and that from time to time hereafter you may act, as investment adviser or sub-investment adviser to one or more investment companies and fiduciary or other managed accounts (collectively, the "accounts"), and the Adviser has no objection to your so acting, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more accounts managed by you and which have available funds for investment in the case of a purchase, the available securities will be allocated in a manner believed by you to be equitable to each account.  It is recognized that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for or disposed of by the Fund.

It is also understood that (i) you shall be prohibited from consulting with any other sub-adviser to the Fund (including, in the case of an offering of securities subject to Section 10(f) of the Investment Company Act, any sub-adviser that is a principal underwriter or an affiliated person of a principal underwriter of such offering) concerning transactions for the Fund in securities or other assets, except, in the case of transactions involving securities of persons engaged in securities-related businesses, for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the Investment Company Act, and (ii) your responsibility regarding investment advice hereunder is limited to the sub-advised assets of the Fund.

In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

You shall exercise your best judgment in rendering the services to be provided hereunder, and the Adviser agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by the Company, the Fund, the Fund's security holders, or the Adviser, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Adviser, the Company, the Fund or the Fund's security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties under this Agreement.  In no event will you have any responsibility or liability for any other series of the Company, for any portion of the Fund's assets not managed by you or for the acts or omissions of the Adviser or any other sub-adviser to the Company or the Fund.  In particular, you shall have no responsibility for the Fund being in violation of any applicable law or regulation or investment policy or restriction applicable to the Fund as a whole, or for the Fund failing to qualify as a regulated investment company under the Internal Revenue Code, if the sub-advised assets managed by you would not be in such violation or fail to so qualify if such sub-advised assets were deemed a separate series of the Company or a separate regulated investment company under the Internal Revenue Code, unless such violation was due to your failure to comply with written guidelines adopted or approved by the Company or the Adviser and provided to you.

Except as may otherwise be provided by the Investment Company Act or any other applicable federal securities law or the Commodity Exchange Act (the "CEA"), you and your directors, officers, members, partners or employees and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons thereof (as described in Section 15 of the Securities Act of 1933, as amended (the "Securities Act")) (collectively, "Sub-Adviser Affiliates") shall not be liable for any error of judgment or mistake of law or for any losses, claims, damages, liabilities or litigation (including reasonable investigation and defense costs and reasonable attorneys' fees and other costs) ("Losses") incurred or suffered by the Adviser, the Company or the Fund arising out of any act or omission by you or the Sub-Adviser Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of you or the Sub-Adviser Affiliates for, and you shall indemnify and hold harmless the Adviser, the Company and the Fund, and their directors, officers, members, partners or employees and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act) (collectively, "Adviser Affiliates") against, any and all Losses to which the Adviser, the Company, the Fund or any of the Adviser Affiliates may become subject under the Investment Company Act, the Advisers Act, the CEA or the Securities Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence on your part in the performance of any of your services or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and/or Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to you that was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser, the Company, the Fund or any of the Adviser Affiliates by you or any of the Sub-Adviser Affiliates for use therein.

Except as may otherwise be provided by the Investment Company Act or any other federal securities law or the CEA, the Adviser, the Company, the Fund and the Adviser Affiliates shall not be liable for any Losses incurred or suffered by you as a result of any act or omission of the Adviser or any of the Adviser Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless you and the Sub-Adviser Affiliates against, any and all Losses to which you or any of the Sub-Adviser Affiliates may become subject under the Investment Company Act, the Advisers Act, the CEA or the Securities Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its services or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and/or Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Adviser that was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser, the Company, the Fund or any of the Adviser Affiliates by you or any of the Sub-Adviser Affiliates for use therein, or (iv) any Losses accruing to the extent, if any, caused by or based upon the conduct of any other sub-adviser to the Fund.

Promptly after receipt of notice of any action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding (each, a "Proceeding") by a party seeking to be indemnified hereunder (the "Indemnified Party"), the Indemnified Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought hereunder (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement of such Proceeding; provided that, the failure to so notify the Indemnifying Party in the absence of a showing of actual prejudice shall not relieve the Indemnifying Party from any indemnification liability which it may have to the Indemnified Party.  The Indemnifying Party shall be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any Indemnified Party, or both, with counsel reasonably satisfactory to such Indemnified Party) by giving written notice to the Indemnified Party within 10 days of receiving notice of the Proceeding (or such shorter period as is required to respond to the Proceeding); provided, however, if the defendants in any such action include (or will include) both the Indemnified Party and an Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Indemnified Party and an Indemnifying Party in conducting the defense of any such action or that there may be legal defenses available to it which are inconsistent with those available to an Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such Indemnified Party at such Indemnified Party's sole expense.  Upon receipt of notice from an Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the Indemnifying Party will not be liable to such Indemnified Party hereunder for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof.  No Indemnifying Party shall be liable under this Agreement for any settlement of any Proceeding entered into without its consent with respect to which indemnity may be sought hereunder, nor shall any Indemnifying Party enter into any settlement (other than a purely monetary "no admission" settlement) without the consent of the Indemnified Party.

This Agreement shall continue until the "Reapproval Date" set forth on Schedule 1 hereto, and thereafter shall continue automatically for successive annual periods ending on the "Reapproval Day" of each year set forth on Schedule 1 hereto, provided such continuance is specifically approved at least annually by (i) the Company's Board or (ii) vote of a majority (as defined in the Investment Company Act) of the Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Company's Board members who are not "interested persons" (as defined in said Act) of the Company or any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.  This Agreement is terminable without penalty (i) by the Adviser on not more than 60 days' notice to you, (ii) by the Company's Board or by vote of the holders of a majority of the Fund's outstanding voting securities on not more than 60 days' notice to you, or (iii) by you on not less than 60 days' notice to the Company and the Adviser.  This Agreement also will terminate automatically in the event of its assignment (as defined in the Investment Company Act or the Investment Advisers Act) and you shall be notified by the Company and the Adviser, or you shall notify the Company and the Adviser, as applicable, as soon as possible before any such assignment occurs.  In addition, notwithstanding anything herein to the contrary, if the Management Agreement terminates for any reason, this Agreement shall terminate effective upon the date the Management Agreement terminates.

The Adviser acknowledges that it has received and has had an opportunity to read a copy of your Form ADV Part 2A (the "Brochure") and a copy of the Form ADV Part 2B with respect to your personnel with the most significant responsibility for providing advisory services to the Fund (the "Brochure Supplement").  The Adviser agrees that the Brochure and Brochure Supplement, as well as other client communications, may be transmitted to the Adviser electronically.

The Adviser represents and warrants to you that (a) the retention of you by the Adviser as contemplated by this Agreement is authorized by the governing documents of the Adviser and the Company; (b) the execution, delivery and performance of this Agreement do not violate any obligation by which the Adviser, the Company or the Fund or their respective property is bound, whether arising by contract, operation of law or otherwise; (c) this Agreement has been duly approved by the Company's Board in accordance with all applicable requirements of the Investment Company Act; and (d) this Agreement has been duly authorized by appropriate action of the Adviser and when executed and delivered by the Adviser will be a legal, valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms.

You represent and warrant to the Adviser that (a) the execution, delivery and performance of this Agreement do not violate any obligation by which you or your property is bound, whether arising by contract, operation of law or otherwise; and (b) this Agreement has been duly authorized by appropriate action and when executed and delivered by you will be a legal, valid and binding obligation, enforceable against you in accordance with its terms.

Unless otherwise indicated on Schedule 1 hereto, the Fund has claimed an exclusion from the definition of a Commodity Pool Operator pursuant to CFTC Rule 4.5 (the "CPO Exclusion") and you shall not manage the sub-advised assets in a manner that would cause the Fund to not qualify for the CPO Exclusion until otherwise approved by the Adviser in writing.  In addition, the Adviser represents to you that it is registered as a Commodity Pool Operator and is a member of the National Futures Association in such capacity, to the extent required by the nature of its activities, and you represent to the Adviser that you are registered as a Commodity Trading Advisor and are a member of the National Futures Association in such capacity or are exempt from such membership.

No party to this Agreement will disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever, except as expressly authorized in this Agreement or, with respect to you, as may reasonably be required to execute transactions on behalf of the Fund or, with respect to the Adviser, as may reasonably be required to provide its services to the Fund.  The parties will keep confidential any non-public information obtained directly as a result of this service relationship; provided that, the Adviser may make any disclosure to its affiliates, the Company, the Fund, or the Company's Board, legal counsel or auditors or other service providers to the Fund, as the Adviser may reasonably determine necessary in its sole discretion; provided that no such information may be used for any trading or investment purposes unrelated to management of the Fund.  Notwithstanding the foregoing, any party may disclose such non-public information if (a) such information is or hereafter otherwise is known by the receiving party or has been disclosed, directly or indirectly, to others or becomes ascertainable from public or published information or trade sources, (b) if such disclosure is required by applicable federal, state or other law or regulation, (c) if such disclosure is required or requested by regulatory authorities or judicial process, (d) such disclosure is reasonably required by legal counsel or auditors of the party (or of the Company, the Fund, the Company's Board or affiliates of the Adviser) in connection with the performance of their professional services, or (e) as may otherwise be contemplated by this Agreement.  You shall not disclose information regarding characteristics of the Fund or the sub-advised assets, trading history, portfolio holdings, or any other related information to any third party, except in compliance with the Company's policies on disclosure of portfolio holdings, as permitted herein or as required by applicable law or regulation.

No provision of this Agreement may be changed, waived or discharged unless signed in writing by the parties hereto.  This Agreement shall be governed by the laws of the State of New York, without regard to the conflict of law principles thereof, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act or the Investment Advisers Act.  This Agreement may be executed in several counterparts, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.  Nothing in this Agreement shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.  If any one or more of the provisions of this Agreement shall be held contrary to express law or against public policy, or shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remainder of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  The rights of indemnification herein shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law and shall survive termination of this Agreement.

Unless otherwise provided herein or agreed to in writing by the parties, all notices or instructions permitted or required under this Agreement shall be deemed to have been properly given if sent by regular first-class mail, registered mail, private courier, facsimile or electronically and addressed to (or delivered to) the respective party at the address set forth above or at such other address or addresses as shall be specified, in each case, in a notice similarly given.  Each party may rely upon any notice from the other party or other communication reasonably believed by the receiving party to be genuine.

The Company is expressly made a third party beneficiary of this Agreement with rights as respect to the Fund to the same extent as if it had been a party hereto.

This Agreement contains all of the terms agreed upon or made by the parties relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

THE DREYFUS CORPORATION

By:___________________________________ Name: James Bitetto Title: Secretary
Accepted:

PERELLA WEINBERG PARTNERS CAPITAL MANAGEMENT LP

By:___________________________________ Name: Aaron Hood Title: Chief Financial Officer and Authorized Person